EXECUTION COPY

                        PLEDGE AND SECURITY AGREEMENT
            (COWBOY ASPHALT TERMINAL, L.L.C. MEMBERSHIP INTERESTS)


     This Pledge and Security Agreement (this "Agreement"), dated as of February 4, 1999, is from FORELAND ASPHALT CORPORATION, a Utah corporation ("Pledgor"), to ENERGY INCOME FUND, L.P., a Delaware limited partnership ("Pledgee").

                                   RECITALS

     A. Foreland Corporation, a Nevada corporation ("Foreland Corp.") and Pledgee are parties to a Financing Agreement dated as of January 6, 1998 (the "Original Financing Agreement") between Foreland Corp. and Eagle Springs Production Limited Liability Company, a Nevada limited liability company ("Eagle Springs"), as borrowers, and Pledgee.

     B. By a First Amendment to Financing Agreement dated as of August 10, 1998 (the "First Amendment to Financing Agreement") by and among Foreland Corp., Eagle Springs, Foreland Refining Corporation, a Texas corporation ("Foreland Refining"), Foreland Asset Corporation, a Nevada corporation ("Foreland Asset"), Petrosource Transportation, a Utah corporation now known as Foreland Transportation, Inc. ("Transportation"), and Pledgor, as borrowers, and Pledgee, the Original Financing Agreement was amended to, among other things, add Pledgor, Foreland Refining, Foreland Asset and Transportation as borrowers thereunder. Foreland Corp., Eagle Springs, Foreland Refining, Foreland Asset, Transportation and Pledgor are referred to collectively as "Borrowers".

     C. By a Second Amendment to Financing Agreement of even date herewith (the "Second Amendment to Financing Agreement") by and among Borrowers and Pledgee, Pledgee agreed to, on the terms and conditions set forth therein, make Loans (as defined below) to Borrowers for the purpose of, among other things, Pledgor's acquisition of a membership interest in Cowboy Asphalt Terminal, L.L.C., a Utah limited liability company ("Cowboy"). The Original Financing Agreement as amended by the First Amendment to Financing Agreement and the Second Amendment to Financing Agreement and as it may be further amended from time to time is herein referred to as the "Financing Agreement".

     D. Pursuant to the Financing Agreement, Pledgee has agreed to extend credit by agreeing to make, subject to the terms and conditions set forth in the Financing Agreement, the following loans (collectively, the "Loans") to
Borrowers: (i) a Refinancing Loan (as such term is defined in the Financing Agreement) in an aggregate principal amount of up to $674,279.34; (ii) a Development Loan (as such term is defined in the Financing Agreement) in an aggregate principal amount of up to $7,175,720.66; and (iii) an Acquisition Loan (as such term is defined in the Financing Agreement) in an aggregate principal amount of up to $9,050,000, in each case in one or more advances and for the purposes set forth in the Financing Agreement.

     E. Pledgor, Foreland Refining, Foreland Asset, and Eagle Springs are wholly-owned subsidiaries of Foreland Corp., and Transportation is a wholly-owned subsidiary of Foreland Asset. Pledgor is the owner of a 33.33% membership interest in Cowboy.

     F. Cowboy owns the property, rights and interests described on Exhibit A attached hereto (the "Cowboy Properties").

     G. It is a condition precedent to such extension of credit by Pledgee pursuant to the Financing Agreement that, among other things, Pledgor shall have executed and delivered to Pledgee a pledge and security agreement granting to Pledgee a security interest in the Collateral (as defined below).

                                  AGREEMENT

     In consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce Pledgee to extend such credit under the Financing Agreement, Pledgor hereby agrees with Pledgee as follows:

                                  ARTICLE I
                          DEFINITIONS AND REFERENCES

     Section 1.1. General Definitions. As used herein, the terms "Agreement," "Pledgor," "Pledgee," "Foreland Corp.," "Original Financing Agreement," "Eagle Springs," "First Amendment to Financing Agreement," "Foreland Refining," "Foreland Asset," "Transportation," "Borrowers," "Second Amendment to Financing Agreement," "Cowboy," "Financing Agreement," "Loans" and "Cowboy Properties" shall have the meanings ascribed thereto above, and the following terms shall have the following meanings:

          (a) The term "Acquisition Note" shall mean the Acquisition Note, dated as of January 6, 1998, in the maximum principal amount of $2,327,000 made by Foreland Corp. and Eagle Springs, as amended and supplemented by First Allonge to Acquisition Note, dated August 10, 1998, and executed by Borrowers, which, among other things, added Foreland Refining, Foreland Asset, Transportation and Pledgor as makers and obligors thereunder.

          (b) The term "Affiliate" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person, and any other Person that is an officer, director, or full-time employee of such other Person.

          (c) The term "Business Day" shall mean any day on which national banking institutions in Massachusetts are open for the transaction of banking business.

          (d) The term "Code" shall mean the Uniform Commercial Code currently in effect in the Commonwealth of Massachusetts; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority or exercise of remedies of Pledgee's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the Commonwealth of Massachusetts, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or exercise of remedies and for purposes of definitions related to such provisions.

          (e) The term "Collateral" shall mean all property of whatever type, in which Pledgee at any time has a security interest pursuant to
     Section 2.1.

          (f) The term "Commitment" shall mean the agreement or commitment by Pledgee to make loans or otherwise extend credit to Borrowers under the Financing Agreement, and any other agreement, commitment, statement of terms or other document contemplating the making of loans or advances or other extension of credit by Pledgee to or for the account of Borrowers which is now or at any time hereafter intended to be secured by the Collateral under this Agreement.

          (g) The term "Cowboy/Foreland Properties" shall mean the real property described on Exhibit A attached hereto and the buildings, improvements and structures described on Exhibit A or located on the real property described on Exhibit A by or on behalf of Cowboy after the date of this Agreement (excluding buildings, improvements and structures either (i) located on such real property by a member of Cowboy other than Pledgor on its own behalf that do not constitute Cowboy property or (ii) designated for the exclusive use of Crown in accordance with the LLC Agreement).

          (h) The term "Crown" shall mean Crown Asphalt Products Company, a Utah corporation and a wholly owned subsidiary of Crown Energy Corporation, a Utah corporation.

          (i) The term "Default" shall mean any Event of Default or any event that with the giving of notice or the passage of time, or both, would constitute an Event of Default.

          (j) The term "Development Note" shall mean the Development Note, dated as of January 6, 1998, in the maximum principal amount of $13,893,000 made by Foreland Corp. and Eagle Springs, as amended and supplemented by First Allonge to Development Note, dated August 10, 1998, and executed by Borrowers, which, among other things, added Foreland Refining, Foreland Asset, Transportation and Pledgor as makers and obligors thereunder.


         (k) The term "Environmental Laws" shall have the meaning ascribed thereto in Section 3.1(j).

          (l) The term "Event of Default" shall have the meaning ascribed thereto in Section 5.1.

          (m) The term "Hazardous Materials" shall have the meaning ascribed thereto in Section 3.1(j).

          (n) The term "Hydrocarbons" shall have the meaning ascribed thereto in the Refinery Deed of Trust.

          (o) The terms "Indemnified Party" and "Indemnified Parties" shall have the meanings ascribed thereto in Article VI.

          (p) The term "Lien" shall mean any lien, security interest, burden, adverse claim, option, put, call, warrant or other charge, encumbrance or restriction of any kind.

          (q) The term "LLC Agreement" shall mean that certain Operating Agreement for Cowboy Asphalt Terminal, L.L.C. dated as of February 12, 1999 between Pledgor and Crown.

          (r) The term "Notes" shall mean the Refinancing Note, the Development Note and the Acquisition Note.

          (s) The term "Obligations" shall mean all present and future indebtedness, obligations and liabilities of whatever type which are or shall be secured pursuant to Section 2.2.

          (t) The term "Obligation Documents" shall mean this Agreement, the Financing Agreement, the Notes, and all other documents and instruments under, by reason of which, or pursuant to which any or all of the Obligations are evidenced, governed, secured or otherwise dealt with, and all other agreements, certificates, legal opinions, documents, instruments and other writings heretofore or hereafter delivered in connection herewith or therewith.

          (u) The term "Other Collateral" shall mean all property, rights and interests (present and future, personal and real, tangible and intangible) of Borrowers (whether now owned or hereafter acquired by operation of law or otherwise), or in which Borrowers otherwise (whether now or hereafter) have any rights, including, without limitation, all fixtures, accounts, goods, inventory, instruments, equipment, chattel paper, documents and general intangibles (as such terms are defined in the Code), that now or hereafter constitute or are intended to constitute security for any of the Obligations under any Obligation Document but that do not constitute Collateral under this Agreement.

          (v) The term "Other Liable Party" shall mean any Person, other than Pledgor, who may now or may at any time hereafter be primarily or secondarily liable for any of the Obligations or who may now or may at any time hereafter have granted to Pledgee a security interest or lien upon any property as security for the Obligations including, without limitation, Borrowers.

          (w) The term "Person" shall mean an individual, corporation, association, partnership, limited liability company, joint stock company, joint venture, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, court or governmental unit or any agency or subdivision thereof, or any legally recognizable entity.

          (x) The term "Pledged LLC Interests" shall mean all of the issued and outstanding membership interests in Cowboy owned by Pledgor or in which Pledgor otherwise has any rights.

          (y) The term "Proposed Hydrocarbon Contracts" shall have the meaning ascribed thereto in Section 3.2(t).

           (z) The term "Refinancing Note" shall mean the Refinancing Note, dated as of January 6, 1998, in the maximum principal amount of $680,000 made by Foreland Corp. and Eagle Springs, as amended and supplemented by First Allonge to Refinancing Note, dated August 10, 1998, and executed by Borrowers, which, among other things, added Foreland Refining, Foreland Asset, Transportation and Pledgor as makers and obligors thereunder.

          (aa) The term "Refinery Deed of Trust" shall mean the Deed of Trust, Security Agreement, Assignment of Rents, Profits and Proceeds, Financing Statement and Fixture Filing dated as of August 11, 1998, from Foreland Corp., Foreland Refining and Foreland Asset as debtors, to First American Title Company of Nevada, as trustee for the benefit of Pledgee, and recorded or to be recorded in the real property records of Nye County, State of Nevada.

          (bb) The term "Refinery Facilities" shall mean (i) the refinery and related facilities located in part in the E/2 SE/4 of Section 24, T. 9 N.,
     R. 56 E., M.D.M., County of Nye, State of Nevada, and sometimes referred to as the Eagle Springs Refinery, and (ii) the refinery and related facilities located in part on 63 acres within or adjacent to the Tonopah Airport, County of Nye, State of Nevada.

           (cc) The term "Related Person" shall mean Pledgor, each Affiliate of Pledgor, each Other Liable Party and Cowboy.

          (dd) The term "RTI Agreement" shall mean that certain Assignment and Agreement entered into on September 11, 1998 by and among Cowboy, Crown, Pledgor and Refinery Technologies, Inc., a Utah corporation, a true and correct copy of which has previously been furnished to Secured Party.

          (ee) The term "Securities Act" shall mean the Securities Act of 1933, as amended.

     Section 1.2. References. Reference is hereby made to the Financing Agreement for a statement of the terms thereof. All capitalized terms used in this Agreement which are defined in the Financing Agreement and not otherwise defined herein shall have the same meanings herein as set forth therein. All terms used in this Agreement which are defined in Article 8 or Article 9 of the Code and not otherwise defined herein or in the Financing Agreement shall have the same meanings herein as set forth therein, except where the context otherwise requires.

     Section 1.3. Exhibits and Schedules. All exhibits and schedules attached to this Agreement are a part hereof for all purposes.

     Section 1.4. Amendment of Defined Instruments. Unless the context otherwise requires or unless otherwise provided herein, references in this Agreement to a particular agreement, instrument or document (including without limitation, references in Section 2.1) also refer to and include all renewals, extensions, amendments, modifications, supplements or restatements of any such agreement, instrument or document, provided that nothing contained in this
Section 1.4 shall be construed to authorize any Person to execute or enter into any such renewal, extension, amendment, modification, supplement or restatement.

     Section 1.5. References and Titles. All references in this Agreement to Exhibits, Schedules, Articles, Sections, Subsections, and other subdivisions refer to the Exhibits, Schedules, Articles, Sections, Subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement. The words "this Agreement", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this Section" and "this Subsection" and similar phrases refer only to the Sections or Subsections hereof in which the phrase occurs. The word "or" is not exclusive. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender. Words in the singular form shall be construed to include the plural, and words in the plural form shall be construed to include the singular, unless the context otherwise requires.


                                  ARTICLE II
                              SECURITY INTEREST

     Section 2.1. Grant of Security Interest. As security for all of the Obligations, Pledgor hereby pledges and assigns to Pledgee and grants to and for the benefit of Pledgee a continuing security interest in all of the following whether now owned or hereafter acquired (by operation of law of otherwise):

          (a) Membership Interests. All of the following, whether now or hereafter existing, which are owned by Pledgor or in which Pledgor otherwise has any rights: (i) the Pledged LLC Interests, and any and all certificates representing the Pledged LLC Interests, whether now or hereafter issued by Cowboy, (ii) all membership interests, securities and other property, rights or interests of any description at any time issued or issuable by Cowboy as an addition to, in substitution or exchange for or with respect to the Pledged LLC Interests, including without limitation any additional membership interests issued by Cowboy and the certificates, if any, representing such additional membership interests and securities or other instruments convertible into or exchangeable for membership interests of Cowboy, and (iii) all dividends and distributions (including, without limitation, dividends and distributions of membership interests or other securities of Cowboy), cash, instruments and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any or all of the Pledged LLC Interests or any of the membership interests, securities or other property described in clause (ii) of this Subsection 2.1(a) for any reason, including, without limitation, any change in the number or kind of outstanding membership interests in or shares of any securities of Cowboy, or any successor to Cowboy, by reason of any recapitalization, merger, consolidation, reorganization, separation, liquidation, membership interest split, membership interest dividend, combination of shares or other similar event.

          (b) Proceeds. All proceeds of any and all of the foregoing, whether such proceeds constitute property of the types described above in this
     Section 2.1 or otherwise.

In each case, the foregoing shall be covered by this Agreement, whether Pledgor's ownership or other rights therein are presently held or hereafter acquired (by operation of law or otherwise) and howsoever Pledgor's interests therein may arise or appear (whether by ownership, security interest, claim or otherwise).

     Section 2.2. Obligations Secured. The security interest created hereby in the Collateral constitutes a continuing security interest for all of the following obligations, indebtedness and liabilities, whether now existing or hereafter incurred or arising:

          (a) Credit Payment. The payment by Borrowers, as and when due and payable, of all amounts from time to time owing by Borrowers, or any of them, under or with respect to the Financing Agreement, the Notes and the other Obligation Documents or any other instrument now or hereafter delivered in connection with or as security for the Financing Agreement, the Notes or the other Obligation Documents or any part thereof.

          (b) Other Indebtedness. All loans and future advances made by Pledgee to Borrowers, or any of them, and all other debts, obligations and liabilities of every kind and character of Borrowers, or any of them, now or hereafter existing in favor of Pledgee, whether such debts, obligations or liabilities be direct or indirect, primary or secondary, joint or several, fixed or contingent, and whether originally payable to Pledgee or to a third party and subsequently acquired by Pledgee and whether such debts, obligations or liabilities are evidenced by notes, open account, overdraft, indorsement, security agreement, guaranty or otherwise (it being contemplated that one or more of Borrowers may hereafter become indebted to Pledgee in further sum or sums but Pledgee shall have no obligation to extend further indebtedness by reason of this Agreement).

          (c) Performance. The due performance and observance by Borrowers of all of their other obligations and undertakings from time to time existing under or with respect to the Obligation Documents or any other instrument now or hereafter delivered in connection with or as security for any of the Obligation Documents.

          (d) Renewals. All renewals, extensions, amendments, modifications, supplements or restatements of or substitutions for any of the foregoing.

     Section 2.3 Delivery of Collateral. All certificates and instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of Pledgee pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Pledgee. Pledgee shall have the right at any time, in its discretion and without notice to Pledgor, to transfer to or register in the name of Pledgee or any of its nominees any or all of the Collateral.

     Section 2.4 Limitation on Recourse. Except as otherwise provided herein, in no event shall Pledgor have any personal liability for payment of principal and interest on the Notes. Pledgee shall look solely to the Collateral for the payment of such principal and interest and shall not seek a deficiency or other personal judgment against Pledgor for such principal and interest in the event that any sale of the Collateral shall be insufficient to satisfy the Notes. Nothing herein contained shall, however, impair any right, remedy or security of Pledgee with respect to the Collateral under this Agreement, the Notes, the Financing Agreement or any other Obligation Document, nor limit Pledgor's obligations to perform any of Pledgor's other obligations under this Agreement, the Notes, the Financing Agreement or any other Obligation Document, including, without limitation, Pledgor's obligation to indemnify Pledgee as set forth in the Obligation Documents. Notwithstanding the foregoing limitation of recourse, Pledgor shall remain fully liable for:

          (a) Fraud, breach of trust, or any material misrepresentation by Pledgor or any other Borrower in the Obligation Documents or any other documents or instruments evidencing, securing or relating to the Loans;

          (b) Waste of a material nature to any part of the Collateral or the Other Collateral caused by Pledgor's or any other Borrower's gross negligence or willful and wanton neglect or abuse of the Collateral or the Other Collateral or, with respect to portions of the Other Collateral not operated by any of the Borrowers, failure to exert reasonable control appropriate for an owner that is not also the operator;

          (c) Failure to pay taxes, insurance, assessments, charges for labor or materials, or other charges, fees or assessments that can create or result in liens on any portion of the Collateral or the Other Collateral;

          (d) Any beaches of warranty or defects of title to the Collateral or the Other Collateral;

          (e) Any breach of a warranty or representation contained in this Agreement or any other Obligation Document; failure to perform any covenant or other agreement contained in this Agreement or any other Obligation Document, or any indemnity contained in this Agreement or any other Obligation Document;

          (f) Any attempt by Pledgor or any other Borrower to communicate in any manner with the purchasers of Hydrocarbons or other products from the Other Collateral after the delivery to such purchasers of a notice directing payments to be made directly to Pledgee (as set forth in section
     3.1 of the Refinery Deed of Trust) in an attempt to hinder or interfere with the rights of Pledgee;

          (g) The return of, or reimbursement for, all monies received by Pledgor or any other Borrower from the purchasers of Hydrocarbons or other products from the Other Collateral for monies attributable to Hydrocarbons or other products from the Other Collateral after receipt by any such purchaser of a notice directing payments to be made directly to Pledgee;

          (h) Any attempt by Pledgor or any other Borrower to hinder or interfere with the foreclosure of or other realization on the Collateral or the Other Collateral (whether by judicial action, power of sale, trustee's sale or otherwise), including without limitation the filing of a lis pendens, the initiation of any lawsuit or the requesting of injunctive relief from any court or tribunal, having the effect of hindering or delaying the exercise by Pledgee (or the Trustee under the Refinery Deed of Trust) of any right or remedy under this Agreement or any other Obligation Document; and

          (i) After an Event of Default, Pledgor or any other Borrower shall fail or refuse to execute and deliver to Pledgee any instrument reasonably requested by Pledgee and prepared at Borrowers' expense, which is necessary to fully vest title to the Collateral or the Other Collateral in Pledgee or the purchaser(s) of all or part of the Collateral or the Other Collateral pursuant to any sale as provided for in this Agreement or any other Obligation Document.

          Pledgor shall be fully and personally liable for all attorneys' fees and costs and expenses incurred by Pledgor arising out of any of the foregoing paragraphs (a) through (i).


                                 ARTICLE III
                  REPRESENTATIONS, WARRANTIES AND COVENANTS

     Section 3.1. Representations and Warranties. Pledgor represents and warrants as follows:

          (a) Corporate Matters; Enforceability. Pledgor is a corporation duly organized, validly existing and in good standing in the State of Utah, and Pledgor is duly qualified as a foreign corporation and in good standing in each jurisdiction where such qualification is necessary or appropriate.
     The execution and delivery of this Agreement and the performance by Pledgor of the transactions contemplated herein are within Pledgor's corporate powers and have been duly authorized by all necessary action, corporate and otherwise. This Agreement constitutes the legal, valid and binding obligations of Pledgor, enforceable against Pledgor in accordance with its terms. Cowboy is a limited liability company duly organized, validly existing and in good standing in the State of Utah, and Cowboy is duly qualified as a foreign limited liability company and in good standing in each jurisdiction where such qualification is necessary or appropriate.

          (b) Pledged LLC Interests. The Pledged LLC Interests constitute 33.33% of the issued and outstanding membership interests in and to Cowboy and a 33.33% voting interest in Cowboy. The Pledged LLC Interests and all other membership interests in and to Cowboy have been duly authorized, validly issued, and are fully paid and non-assessable. The membership interests in Cowboy are owned by the Persons set forth on Schedule 3.1(b) in the percentages set forth on Schedule 3.1(b), and such membership interests constitute all of the issued and outstanding membership interests in and to Cowboy. None of the issued and outstanding membership interests in and to Cowboy, including, without limitation, the Pledged LLC Interests, was issued in violation of any right of first refusal, right of first offer, preemptive rights or any similar rights. There are no options, warrants, convertible or exchangeable securities, or other rights, agreements, arrangements or commitments of any character relating to the membership interests in and to Cowboy or obligating Pledgor or Cowboy to issue or sell any membership interests or any other interest in Cowboy. There are no outstanding contractual obligations of Cowboy to repurchase, redeem, or otherwise acquire any membership interest in Cowboy or to create or issue any other equity interest in Cowboy. Except as expressly set forth in the LLC Agreement or the RTI Agreement, there are no voting trusts, member agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any membership interest in Cowboy. None of the membership interests in Cowboy: are dealt in or traded on securities exchanges or in securities markets; expressly provide that they are a security governed by the Code; are an "investment company security" as defined in the Code; or are held by a securities intermediary for another person in a securities account whereby the securities intermediary has expressly agreed to treat such interests as a "financial asset" under the Code.

          (c) Cowboy LLC Documents. Attached hereto as Exhibit B is a true and complete copy of the LLC Agreement and all amendments, restatements, supplements and other modifications thereto, and attached hereto as Exhibit C is a true and complete copy of Cowboy's articles of organization and all amendments thereto.

          (d) Ownership and Liens. Pledgor is the sole legal and beneficial owner of the Pledged LLC Interests free and clear of any Lien (including, without limitation, any restriction, contractual or otherwise, on the transferability of the Pledged LLC Interests) except for (i) the security interest created by this Agreement, (ii) the RTI Agreement (iii) Liens expressly permitted by the Financing Agreement, (iv) restrictions imposed by the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and (v) restrictions on transfer imposed by the LLC Agreement. The Pledged LLC Interests are registered in the name of Pledgor on the transfer records of Cowboy and are represented by the certificates described on Schedule 3.1(d)-1 attached hereto. Except as set forth in Schedule 3.1(d)-2, Cowboy owns the Cowboy Properties free and clear of any Lien.

          (e) Validity and Priority of Security Interest. Pledgor has and will have at all times full right, power and authority to pledge, assign and grant a security interest in the Collateral to Pledgee in the manner provided herein, free and clear of any Lien (including, without limitation, any restriction, contractual or otherwise, on the transferability of the Pledged LLC Interests except as expressly provided in Section 7.4 of the LLC Agreement) except as expressly permitted by the Financing Agreement, restrictions imposed by the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and restrictions on pledges of the Pledged LLC Interests under the LLC Agreement. Pledgor represents and warrants that all restrictions under the LLC Agreement on the pledge, assignment and granting of a security interest to Pledgee in the Collateral have been fully complied with and that the Pledgor has full right, power and authority under the LLC Agreement to pledge, assign and grant a security interest in the Collateral to Pledgee pursuant to this Agreement. The pledge and assignment of, and grant of a security interest in the Collateral pursuant to this Agreement, the delivery to Pledgee of the certificates described on Schedule 3.1(d)-1 together with a stock power endorsed in blank for each such certificate, and the filing of the financing statements delivered concurrently herewith by Pledgor to Pledgee will perfect, and establish the first priority of, Pledgee's security interest hereunder in the Collateral securing the Obligations. No further or subsequent filing, recording, registration, other public notice or other action is necessary or desirable to perfect or otherwise continue, preserve or protect such security interest, except for continuation statements or filings upon the occurrence of the events stated in Subsection 3.3(m).

          (f) No Conflicts or Consents. Neither the ownership of the Collateral by Pledgor, nor the pledge and assignment of, and grant of a security interest in, the Collateral to Pledgee pursuant to this Agreement, nor the exercise by Pledgee of its rights or remedies hereunder, will
     (i) conflict with any provision of (A) any applicable domestic or foreign law, statute, rule or regulation (including, without limitation, federal and state securities laws, state "Blue Sky" laws and orders of the Securities and Exchange Commission), (B) the articles or certificate of incorporation, charter or bylaws of Pledgor, or (C) any agreement, judgment, license, order or permit applicable to or binding upon Pledgor, or (ii) result in or require the creation of any Lien upon any assets or properties of Pledgor or any Related Person except as expressly contemplated in the Obligation Documents or the LLC Agreement. Except as expressly contemplated in the Obligation Documents, no consent, approval, authorization or order of, and no notice to or filing with any court, governmental authority or third party is required in connection with the pledge and assignment of, and grant of a security interest in, the Collateral to Pledgee pursuant to this Agreement or the exercise by Pledgee of its rights and remedies hereunder.

          (g) Location of Borrowers, Records and Collateral. Borrowers' chief executive offices and principal places of business and the offices where the records concerning the Collateral and the Other Collateral are kept is located at 143 Union Boulevard, Suite 210, Lakewood, Colorado 80228. The Other Collateral is located at the Refinery Facilities in Nye County, Nevada.

          (h) Litigation. There is no action, suit or proceeding pending against, or to Pledgor's knowledge threatened against or affecting Cowboy before any court, any arbiter, or any governmental department, agency, official or instrumentality except for any actions, suits or proceedings that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Cowboy.

          (i) Compliance with Law. Cowboy is not in violation of any applicable law, rule, regulation, judgment, injunction, order or decree, except for violations that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Cowboy.

          (j) Environmental. (1) The Cowboy Properties are, and, except as previously disclosed to Pledgee in writing, to the best of Pledgor's knowledge, at all times have been, operated in compliance with all applicable Environmental Laws (as hereinafter defined); and to the best of Pledgor's knowledge, no condition exists with respect to the Cowboy Properties or any other property owned or operated by Cowboy or any Affiliate of or party related to Cowboy that would or could reasonably be expected to subject Cowboy, any Borrower, any Affiliate of or party related to Cowboy or any Borrower, or Pledgee to any damages (including without limitation, actual, consequential, exemplary and punitive damages), material liability (absolute or contingent, determined or determinable), penalties, injunctive relief or cleanup costs under any applicable Environmental Laws, or that require or could reasonably be expected to require cleanup, removal, remedial action or other response by Cowboy, any Borrower, any Affiliate of or party related to Cowboy or any Borrower, or Pledgee pursuant to any applicable Environmental Laws.

               (2) Neither Pledgor nor Cowboy has received, and, to the best of Pledgor's knowledge, none of their respective Affiliates have received, and none of Cowboy's or its Affiliates' or Related Parties' predecessors in title to the Cowboy Properties have received, any notice from a governmental agency asserting or alleging a violation of any Environmental Laws as they relate to the Cowboy Properties.

               (3) There are no pending or threatened suits, actions, claims or proceedings against Cowboy or its Affiliates or Related Parties or, to the best of Pledgor's knowledge, Cowboy's or its Affiliates' predecessors in title, arising from or related to, directly or indirectly, any Environmental Laws as they relate to the Cowboy Properties.

               (4) Neither Pledgor, Cowboy, any Affiliate of or party related to Cowboy or any part of the Cowboy Properties, nor, to the best of Pledgor's knowledge, Cowboy's or any Affiliate's or Related Parties' predecessors are subject to any judgment, decree, order or citation related to or arising out of any Environmental Laws, and neither Cowboy nor any Affiliate or party related to Cowboy has been named or listed as a potentially responsible party by any governmental or other entity in a matter arising under or relating, directly or indirectly, to any Environmental Laws.

               (5) Cowboy has obtained or caused to be obtained all permits, licenses, and approvals required under all Environmental Laws to operate the Cowboy Properties.

               (6) Except as previously disclosed to Pledgee in writing, there are not now, nor to the best of Pledgor's knowledge have there ever been, Hazardous Materials (as hereinafter defined) discharged, leaked, spilled or released in, on, to, from or at any of the Cowboy Properties or other properties owned or operated by Cowboy or any of its Affiliates or stored, treated or recycled at or in tanks or other facilities thereon or related thereto which give rise or could reasonably be expected to give rise to material liability under any Environmental Laws.

               (7) The use which Cowboy and Pledgor make and intend to make of the Cowboy Properties will not result in: (a) the use or storage of any Hazardous Materials on, in or in connection with the Cowboy Properties, or disposal of any Hazardous Materials from the Cowboy Properties except in compliance with all applicable Environmental Laws, or (b) the treatment, processing, discharge or release of any Hazardous Materials on, in, to or from the Cowboy LLC Properties except in compliance with all applicable Environmental Laws.

               (8) There are no underground storage tanks, surface impoundments, or wastewater injection wells located on or in the Cowboy Properties.

          As used herein, the term "Environmental Laws" shall mean any one or more of the following: (i) the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. S 9601 et seq. ("CERCLA"); (ii) the Resource Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C. S 6901 et seq. ("RCRA"); (iii) the Clean Air Act, 42 U.S.C. S 7401 et seq.; (iv) the Federal Water Pollution Control Act, 33 U.S.C. S 1251 et seq.; (v) the Toxic Substances Control Act, 15 U.S.C. S 2601 et seq.; (vi) the Federal Safe Drinking Water Act, 42 U.S.C. SS 300f to 300j-11; (vii) the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. S 1101 et seq.;
     (viii) the Hazardous Materials Transportation Act, 49 U.S.C. S 1801 et seq.; and (ix) all other foreign, federal, state, tribal and local laws (whether common or statutory), rules, regulations, consent agreements, compliance schedules, and orders directly and/or indirectly relating to public health and safety, air pollution, water pollution, noise control, wetlands, oceans, waterways, and/or the presence, use, generation, manufacture, transportation, processing, treatment, handling, discharge, release, disposal, or recovery of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or materials and/or underground storage tanks, including, without limitation, all rules, regulations and orders of all state and local governmental bodies, authorities and agencies pertaining or relating to the exploration, development, regulation and conservation of oil and gas resources, as each of the foregoing laws, rules, regulations, consent agreements, compliance schedules and orders may be enacted, amended, supplemented, or reauthorized from time to time.

          As used herein, the term "Hazardous Materials" shall mean any one or more of the following substances, wastes and materials: (i) any substance, waste or material defined as a "hazardous substance," "hazardous material," "hazardous waste," "pollutant," "contaminant," "toxic material," or "toxic substance," in any of the applicable Environmental Laws, or in the standards, criteria, rules and/or regulations promulgated pursuant to any of said Environmental Laws (including without limitation Hydrocarbons); and
     (ii) any substance, waste or material, the presence of which requires investigation or remediation under any Environmental Laws.

          (k) Permits. Cowboy is in possession of all licenses, permits and authorizations required for the conduct of Cowboy's business, and all such licenses, permits and authorizations are valid and in full force and effect. Cowboy is in compliance with all conditions imposed by or in connection with such licenses, permits and authorizations and with respect to the conduct of its business and Cowboy has not received notice of or has any knowledge or reason to believe that any authority intends to cancel, terminate or modify any of such licenses, permits or authorizations or adopt or modify rules and regulations which would adversely affect any such license, permit or authorization.

     Section 3.2. Affirmative Covenants. Unless Pledgee shall otherwise consent in writing, Pledgor shall at all times comply with the covenants and agreements contained in this Section 3.2 from the date hereof and so long as any part of the Obligations or the Commitment is outstanding.

          (a) Delivery of Collateral. Pledgor agrees to deliver all cash, instruments and other property described in Section 2.1 above and all additional membership interests and securities described in Section 2.1 above to Pledgee within three Business Days after receipt by Pledgor and to execute all pledge agreements, security agreements, stock powers, financing statements and all other documents that Pledgee deems necessary or advisable to grant Pledgee a valid, perfected first priority security interest in such Collateral.

          (b) Ownership and Liens. Pledgor shall at all times remain the sole legal and beneficial owner of the Collateral free and clear of all Liens, except for the security interest created by this Agreement, Liens expressly permitted by the Financing Agreement, and restrictions imposed by the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder. Pledgor shall defend Pledgee's right, title and special property and security interest in and to the Collateral against the claims of any Person.

          (c) Further Assurances. Pledgor shall, at its expense and at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Pledgee may reasonably request in order (i) to perfect and protect the security interest created or purported to be created hereby and the first priority of such security interest; (ii) to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Collateral; or (iii) to otherwise effect the purposes of this Agreement, including, without limitation, (A) executing and filing such financing or continuation statements, or amendments thereto, and such other instruments or notices as may be necessary or desirable in order to perfect and preserve the pledge, assignment and security interest created or purported to be created hereby, and (B) furnishing to Pledgee from time to time statements and schedules further identifying and describing the Collateral and such other reports as Pledgee may reasonably request, all in reasonable detail.

          (d) Information. Pledgor shall, and shall cause the other Borrowers to, furnish to Pledgee any information that Pledgee may from time to time reasonably request concerning any covenant, provision or representation contained herein or any other matter in connection with the Collateral or the Obligation Documents.

          (e) Punctual Payment and Performance. Pledgor shall, and shall cause the other Borrowers to, duly and punctually pay the principal and interest on the Loans and to perform all its obligations and covenants under the Obligation Documents.

          (f) Existence; Maintenance of Collateral. Pledgor shall, and shall cause Cowboy and each other Borrower to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate or limited liability company existence, rights and franchises, as the case may be, except when failure to do so would not have a material adverse effect on Pledgor, Cowboy or such other Borrower, as the case may be. Pledgor shall, and shall cause each other Borrower to, cause all of its property, rights and interests that constitute Collateral or Other Collateral under any Obligation Document and its business to be maintained and kept, in accordance with sound field practices, in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof. Pledgor shall cause Cowboy to cause all of the Cowboy/Foreland Properties and its business to be maintained and kept, in accordance with sound field practices, in good condition, repair and working order and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof.

          (g) Title to Properties. Pledgor shall, and shall cause each other Borrower to, maintain good and marketable title to all of its property, rights and interests that constitute Other Collateral under any Obligation Document, free and clear of all Liens, except for Liens expressly permitted by the Financing Agreement. Pledgor shall, and shall cause each other Borrower to, warrant and forever defend its right, title and interest in such property and assets against the claims and demands of every Person whatsoever claiming or which may claim the same or any part thereof. Pledgor shall cause Cowboy to maintain good and marketable title to the Cowboy/Foreland Properties and to warrant and forever defend its right, title and interest in such property and assets against the claims and demands of every Person whatsoever claiming or which may claim the same or any part thereof.

          (h) Insurance. Pledgor shall, and shall cause each other Borrower to, acquire and continue to maintain, with financially sound and reputable insurers, insurance with respect to its respective properties and business against such liabilities, casualties, risks and contingencies and in such types and amounts as is customary in the case of Persons engaged in the same or similar businesses and similarly situated; provided, however, that Pledgor shall, and Pledgor shall cause each other Borrower to, maintain liability insurance in the amount of not less than $2,000,000 with a deductible not to exceed $25,000 per claim. Pledgor shall, and shall cause each other Borrower to, furnish or cause to be furnished copies of binders relating to such insurance to Pledgee prior to Funding and from time to time a summary of the insurance coverage of Pledgor and the other Borrowers in form and substance satisfactory to Pledgee and if requested to furnish Pledgee copies of the applicable policies. In the case of any fire, accident or other casualty causing loss or damage to the properties of Pledgor or any other Borrower, Pledgor shall, and shall cause such Borrower to, use the proceeds of such policies (i) to repair or replace the damaged property, or (ii) subject to Pledgee's prior written consent and notwithstanding any restriction on prepayment, to prepay the Obligations without premium or penalty.

          (i) Taxes and Other Claims. Pledgor shall, and shall cause Cowboy and each other Borrower to, duly pay and discharge before the same shall become due or delinquent all taxes, assessments and other governmental charges imposed upon Pledgor, Cowboy or such Borrower, as the case may be, and its respective properties, sales and activities, or any part thereof, or upon the income or profits therefrom, or burdening any of Pledgor's, Cowboy's or such Borrower's properties or assets, as the case may be, as well as all claims for labor, materials or supplies, including all claims incurred in connection with the operation of Pledgor's, Cowboy's and such Borrower's respective businesses, properties and assets, which if unpaid might by law become a lien or charge upon any of Pledgor's, Cowboy's or such Borrower's property; provided, however, that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested by Pledgor, Cowboy or such Borrower, as the case may be, in good faith by appropriate proceedings and if Pledgor, Cowboy or such Borrower, as the case may be, shall have set aside on its books adequate reserves with respect thereto; and provided, further, that Pledgor shall, and shall cause Cowboy and each other Borrower to, pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

          (j) Securities Filings. Pledgor shall, and shall cause Cowboy and each other Borrower to, duly file or cause to be filed, within the times and within the manner prescribed by law (including all permitted extensions), all federal and state securities and blue sky filings that are required to be filed by, or with respect to, Pledgor, Cowboy or such Borrower, as the case may be, including without limitation all filings required to be made pursuant to the Securities Exchange Act of 1934, as amended. Pledgor shall, and shall cause Cowboy and each other Borrower to, deliver to Pledgee copies of all filings made by such Person with the Securities and Exchange Commission and any state securities commission or agency within three days of such filing. If a filing to be made by Pledgor or any other Borrower or Cowboy with the Securities and Exchange Commission or a state securities commission or agency refers to Pledgee, preliminary copies of such filing shall be delivered to Pledgee and to Pledgee's counsel no later than five Business Days prior to such filing with a final copy delivered to Pledgee at the time of filing. Pledgor shall, and shall cause each other Borrower to, deliver to Pledgee copies of all press releases at the time of release; unless such release refers to Pledgee, in which case advance copies shall be delivered to Pledgee and to Pledgee's counsel no later than two Business Days prior to such release.

          (k) Inspection of Properties and Books. Pledgor shall, and shall cause Cowboy and each other Borrower to, permit Pledgee and its authorized representatives to (i) visit and inspect any of its properties and to examine its books and records (and to make copies thereof and extracts therefrom; provided, that Pledgee will use its reasonable efforts to preserve the confidentiality of any information derived therefrom), and
     (ii) discuss the affairs, finances and accounts of Pledgor, Cowboy or such Borrower, as the case may be, with, and to be advised as to the same by, the officers of Pledgor, Cowboy and such Borrower, independent accountants, and independent engineers all at such reasonable times and intervals as Pledgee may reasonably request.

          (l) Compliance with Laws, Contracts, Licenses and Permits. Pledgor shall, and shall cause Cowboy and each other Borrower to, comply with (i) all Permits and Requirements of Law, (ii) the provisions of its charter or organizational documents and bylaws, (iii) all agreements and instruments by which it or any of its properties may be bound, and (iv) all applicable decrees, orders and judgments, except in each case where noncompliance would not have a material adverse effect on the business, assets or financial condition of Pledgor, Cowboy or such Borrower, as the case may be. If at any time while any part of the Obligations or the Commitment is outstanding, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that Pledgor or any other Borrower may fulfill any of its obligations under any Obligation Document, Pledgor shall, and shall cause such Borrower to, immediately take all reasonable steps within its power to obtain such authorization, consent, approval, permit or license and furnish Pledgee with evidence thereof.

          (m) Litigation. Pledgor shall, and shall cause each other Borrower to, promptly give Pledgee notice of all legal or arbitral proceedings, and of all proceedings before any governmental or regulatory authority or agency, to which Pledgor or such Borrower or Cowboy is a party or which affects Pledgor, Cowboy or such Borrower and of which Pledgor or such Borrower is aware, except for proceedings before any governmental or regulatory authority or agency occurring in the ordinary course of Pledgor's, Cowboy's or such Borrower's business, and that would not have a material adverse effect upon Pledgor's, Cowboy's or such Borrower's business or its properties and assets if determined adversely to Pledgor, Cowboy or such Borrower, as the case may be.
          (n) Notices. Pledgor shall, and shall cause each other Borrower to, promptly after acquiring knowledge thereof, notify Pledgee in writing of the occurrence of any Default or Event of Default and of any material adverse change in the business, assets or financial condition of Pledgor, Cowboy or such Borrower, as the case may be. If any Person shall give any notice or take any other action with respect to a claimed default (whether or not constituting an Event of Default) under any Obligation Document or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which Pledgor or any other Borrower is a party or obligor, whether as principal or surety, Pledgor shall, and shall cause such Borrower to, forthwith give written notice thereof to Pledgee, describing the notice or action and the nature of the claimed default. Pledgor shall, and shall cause each other Borrower to, promptly notify Pledgee (i) if any representation or warranty of Pledgor or such Borrower contained in this Agreement or any other Obligation Document is discovered to be or becomes untrue, or (ii) if Pledgor or such Borrower fails to perform or comply with any covenant or agreement contained in this Agreement or any other Obligation Document or it is reasonably anticipated that Pledgor or such Borrower will be unable to perform or comply with any covenant or agreement contained in this Agreement or any other Obligation Document. Pledgor shall, and shall cause each other Borrower to, cause all the representations and warranties of Pledgor and the other Borrowers contained in this Agreement and the other Obligation Documents to be true and correct in all material respects from time to time and at all times.

          (o) Use of Loan Proceeds. Pledgor shall, and shall cause each other Borrower to, use the proceeds of the Loans solely for the purposes expressly permitted by the Financing Agreement. Pledgor shall, and shall cause each other Borrower to, maintain any funds that have been advanced for such purposes, but not expended, at a depository institution satisfactory to Pledgee and Pledgor shall, and shall cause such Borrower to, deliver copies of all invoices for expenditure of such funds to Pledgee.

          (p) Key Employee. Pledgor shall cause Foreland Corp. to continue to employ N. Thomas Steele as President of Foreland Corp. on a full-time basis with substantially the same responsibilities as of the date of this Agreement.

          (q) Environmental Laws Compliance. Pledgor shall, and shall cause Cowboy and each other Borrower to:

               (i) Comply with all applicable Environmental Laws as they relate to the Properties and the Cowboy/Foreland Properties and shall, and shall cause each other Borrower to, maintain and obtain, or cause to be maintained and obtained, all permits, licenses and approvals now or hereafter required under all applicable Environmental Laws as they relate to the Other Collateral or the Cowboy/Foreland Properties;

               (ii) Not do or permit anything to be done that will subject the Other Collateral, the Cowboy/Foreland Properties, Pledgor, Cowboy, any other Borrower or Pledgee to any liability under any applicable Environmental Laws as they relate to the Other Collateral or the Cowboy/Foreland Properties, assuming disclosure to governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Other Collateral and the Cowboy/Foreland Properties;

               (iii) Promptly notify Pledgee in writing of any Environmental Complaint relating to the Other Collateral or the Cowboy Properties which is known to Pledgor or such Borrower, as the case may be, or any other existing, pending or threatened investigation or inquiry by any governmental authority relating to the Other Collateral or the Cowboy Properties known to Pledgor or such Borrower, as the case may be, and in connection with any applicable Environmental Laws.

               (iv) Take, or cause to be taken, all steps necessary to determine that no Hazardous Materials have been: (i) used or stored on, in or in connection with any Other Collateral that Pledgor or any other Borrower acquires with any funds that Pledgor or such Borrower receives from Pledgee in accordance with the Financing Agreement, or disposed from such Other Collateral, or (ii) treated, processed, discharged, or released on, to, in or from such Other Collateral, except, in each case, in full compliance with all applicable Environmental Laws;

               (v) Not cause or permit: (i) the use or storage of Hazardous Materials on, in or in any manner in connection with the Other Collateral or the Cowboy/Foreland Properties, or (ii) the treatment, processing, discharge or release of any Hazardous Materials on, to, in or from the Other Collateral or the Cowboy/Foreland Properties, except, in each case, in full compliance with all applicable Environmental Laws;

               (vi) Keep, or cause the Other Collateral and the Cowboy/Foreland Properties to be kept, free of any and all Hazardous Materials, and shall, and shall cause Cowboy and each other Borrower to, remove the same (or if removal is prohibited by applicable law, shall, and shall cause Cowboy and each other Borrower to, take whatever action is required by applicable law) promptly upon discovery of such Hazardous Materials at Borrowers' or Cowboy's sole cost and expense, except in full compliance with all applicable Environmental Laws; and

               (vii) Provide, upon Pledgee's reasonable request, at any time, and from time to time, inspections, tests and audits of the Other Collateral and the Cowboy/ Foreland Properties from an engineering or consulting firm approved by Pledgee indicating the presence or absence of Hazardous Materials on the Other Collateral and the Cowboy/Foreland Properties and compliance with all applicable Environmental Laws.

          (r) Change of Control. Pledgor shall, and shall cause each other Borrower to, use its best efforts to not permit a Change of Control to occur and shall, and shall cause each other Borrower to, notify Pledgee within five Business Days of obtaining information that a Change in Control of such Person may occur or is contemplated by any Person.

          (s) Operation of Assets. Pledgor shall, and shall cause Cowboy and the other Borrowers to, operate the Other Collateral and the Cowboy/Foreland Properties continuously in a good and workmanlike manner, in accordance with the best usage of operators of similar facilities and in accordance with industry standards, and in conformity in all material respects with all applicable laws, rules, regulations and orders of all federal, state, tribal and local governmental bodies, authorities and agencies and in conformity in all material respects with the provisions of all leases, licenses, subleases, sublicenses, permits, easements, rights-of-way, servitudes, franchises, grants, certificates and authorizations or other contracts and agreements comprising a part of the Other Collateral or the Cowboy/Foreland Properties.

          (t) Contract Approval. Pledgor shall, and shall cause each other Borrower to, submit to Pledgee for its review and approval at least ten days in advance of the date such Borrower intends to enter into a contract (including a modification or amendment of any existing contract), each proposed contract for the refining, fractionating, treatment, marketing, purchase, sale, transportation, exchange, manufacturing or processing of Hydrocarbons if such contract was not in effect as of the date of this Agreement and has a term of ninety days or more ("Proposed Hydrocarbon Contracts"). Pledgor shall not, and shall cause each other Borrower not to, enter into any Proposed Hydrocarbon Contracts that establish pricing and have a term of one year or more or make deliveries thereunder without obtaining Pledgee's prior written approval, which approval shall not be unreasonably withheld if Pledgee's security position is not adversely affected thereby.

          (u) Additional Information. For so long as any part of the Obligations or the Commitment is outstanding, Pledgor shall, and shall cause each other Borrower to, permit Pledgee to substantially participate in, and influence the conduct of, management of Borrowers through the exercise of any and all of the following rights (provided, however, that Pledgee shall have no right to direct the management of any Borrower):

               (i) promptly provide to Pledgee such information as Pledgee shall reasonably request regarding Pledgor's or such Borrower's business, financial condition and prospects;

               (ii) if Pledgee reasonably believes that financial or other developments affecting Pledgor or such Borrower have impaired or are likely to impair Pledgor's or such Borrower's ability to perform its obligations under this Agreement, permit Pledgee, upon request, reasonable access to Pledgor's and such Borrower's management or Board of Directors to present its views with respect to such developments;

               (iii) provide to Pledgee the financial information required in Section 7.3 of the Financing Agreement; and

               (iv) permit Pledgee to make the examinations and inspections of properties, books and records, and to consult with Pledgor's and such Borrower's officers, as required in Section 7.11 of the Financing Agreement.

     Section 3.3. Negative Covenants. Unless Pledgee otherwise consents in writing, Pledgor shall at all times comply with the covenants contained in this
Section 3.3 from the date hereof and so long as any part of the Obligations or the Commitment is outstanding.

          (a) Additional Shares. Pledgor shall not vote in favor of or approve any request to increase Cowboy's authorized membership interests, or to issue additional membership interests or securities convertible into or exchangeable for membership interests or other equity interests in Cowboy or to otherwise take any action that would render the Pledged LLC Interests less than 33.33% of Cowboy's issued and outstanding membership interests.

          (b) Transfer or Encumbrance. Pledgor shall not assign, sell or otherwise dispose of any Collateral and shall not create or suffer to exist any Lien (including, without limitation, any restriction, contractual or otherwise, on the transferability of the Pledged LLC Interests) on or with respect to the Collateral, nor shall Pledgor deliver actual or constructive possession of the Collateral to any other Person, except for (i) the security interest created by this Agreement, (ii) Liens expressly permitted by the Financing Agreement, (iii) restrictions imposed by the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, (iv) with respect to Pledgor's ability to transfer its membership interests in Cowboy, restrictions on transfer imposed by the LLC Agreement (provided that any such restrictions on transfer shall not restrict Pledgee's ability to transfer Pledgor's membership interests in Cowboy in accordance with this Agreement and applicable law except as provided in the LLC Agreement attached to this Agreement), and (v) possession by Pledgee or its nominee pursuant to this Agreement.

          (c) Governing Documents; Form of Membership Interests. Pledgor shall not consent to, cause or permit any amendment or modification to the LLC Agreement, Cowboy's articles of organization or other governing documents. Pledgor shall not consent to, cause or permit the Pledged LLC Interests to be in other than certificated form.

          (d) Possession of Collateral. Pledgor shall not cause or permit any certificates, chattel paper, documents or instruments which are included in the Collateral at any time to be in the actual or constructive possession of any Person other than Pledgor or Pledgee.

          (e) Impairment of Security Interest. Pledgor shall not take or fail to take any action that would in any manner impair the value or enforceability of Pledgee's security interest in any Collateral.

          (f) Use of Proceeds. Pledgor shall not, and shall cause each other Borrower not to, use the proceeds of the Loans for any purpose not expressly permitted by the Financing Agreement. Pledgor shall not, and shall cause each other Borrower not to, without Pledgee's prior written approval, make any expenditure of the Development Loan in an amount in excess of 110% of the amount stated in the AFE pertaining to such expenditure that was approved by Pledgee.

          (g) Dividends, Distributions and Redemptions. Pledgor shall not, and shall cause each other Borrower not to, declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, or return any capital or make any other distribution to its stockholders or members, except to the extent such declaration, payment, purchase, redemption, acquisition or return is solely between Borrowers.

          (h) Nature of Business. Pledgor shall not, and shall cause each other Borrower not to, engage in any business other than oil and gas exploration, development, production, processing, refining, transportation and marketing, and business activities ancillary thereto. Pledgor shall cause Cowboy not to engage in any business other than those businesses permitted by the LLC Agreement as of the date hereof.

          (i) Restrictions on Liens. Pledgor shall not, and shall cause each other Borrower not to, create or incur, or suffer to be created or incurred or to exist, any Lien (other than Liens expressly permitted by the Financing Agreement) upon any of its properties, rights and interests that constitute Collateral or Other Collateral under any of the Obligation Documents, whether now owned or hereafter acquired, or upon the proceeds, income or profits therefrom, and shall, and shall cause each other Borrower to, pay all vendor payables and other trade payables when due.

          (j) Collateral Sales. Except as set forth in Sections 7.6 and 7.7 of the Financing Agreement, Pledgor shall not, and shall cause each other Borrower not to, sell, lease, assign, transfer or otherwise dispose of any of the Collateral or the Other Collateral, except for (i) sales of Hydrocarbons in the ordinary course of Borrowers' respective businesses, and (ii) as otherwise permitted pursuant to the Obligation Documents.


          (k) Sale or Discount of Receivables. Pledgor shall not, and shall cause each other Borrower not to, discount or sell any of their notes receivable or accounts receivable.

          (l) Affiliate Transactions. Pledgor shall not, and shall cause Cowboy and each other Borrower not to, engage in any transaction with any of their Affiliates, except on terms no less favorable than are obtainable in arms-length transactions with third parties.

          (m) Financing Statement Filings. Pledgor recognizes that financing statements pertaining to the Collateral and the Other Collateral have been or may be filed where any Borrower maintains any Collateral or Other Collateral, has its records concerning any Collateral or Other Collateral or has its chief executive office or chief place of business. Without limitation of any other covenant herein, Pledgor shall not, and shall cause each other Borrower not to, cause or permit any change to be made in its name, identity or corporate structure, or any change to be made to a jurisdiction other than as represented in Section 3.1(g) in (i) the location of any Collateral or Other Collateral, (ii) the location of any records concerning any Collateral or Other Collateral, or (iii) the location of its chief executive office or principal place of business, unless such Borrower has notified Pledgee of such change at least thirty days prior to the effective date of such change, and shall have first taken all action required by Pledgee for the purpose of further perfecting or protecting the security interest in favor of Pledgee in the Collateral and Other Collateral. Each notice furnished to Pledgee pursuant to this Subsection 3.3(m) shall expressly state that the notice is required by this Agreement and contains facts that may require additional filings of financing statements or other notices for the purposes of continuing perfection of Pledgee's security interest in the Collateral and Other Collateral.

          (n) Mergers and Sales of Assets. Pledgor shall not, and shall cause Cowboy and each other Borrower not to, merge or consolidate with or into any other entity unless Pledgor, Cowboy or such other Borrower, as the case may be, is the surviving entity and no Event of Default has occurred or will occur as a result of such merger or consolidation. Pledgor shall not, and shall cause Cowboy and each other Borrower not to, lease, sell or transfer all, or substantially all, of its property assets or business to any other Person, or dispose of or sell any material portion of its assets, property or business, or dispose of any equity in any Affiliate.

          (o) No Loans or Guarantees to Officers, Directors, Managers or Shareholders/Partners. Pledgor shall not, and shall cause each other Borrower not to, directly or indirectly, make any guarantee, loan, advance, extension of credit, commitment to fund, or commitment to satisfy in any way, any debt, liability, or other obligation to pay any Person (except for the other Borrowers), including its officers, directors, managers, employees, shareholders, partners or any Affiliate of such Person, including, without limitation (a) an obligation to any bank under any letter of credit, (b) an obligation to maintain working capital or equity capital of the business other than the initial investment, or (c) an obligation to otherwise maintain the net worth or solvency of the business, with respect to any business in which Pledgor or such other Borrower is engaged other than the business described in section 7.18 of the Financing Agreement. Pledgor shall not, and shall cause each other Borrower not to, make any repayment on any Indebtedness owed to any of their respective Affiliates, or any shareholder, member, officer, director, manager or Affiliate of such Person, except as expressly permitted pursuant to the Financing Agreement.

          (p) Foreclosure. Pledgor shall not, and shall cause Cowboy and each other Borrower not to, attempt in any way to hinder or interfere with the exercise of the power of sale granted in any of the Obligation Documents, including without limitation the filing of a lis pendens, the initiation of any lawsuit or the requesting of injunctive relief from any court or tribunal, or any other action which would have the effect of hindering or delaying the exercise by Pledgee of any right or remedy under this Agreement or any other Obligation Document, and Pledgor shall, and shall cause each other Borrower to execute and deliver to Pledgee any instrument reasonably requested by Pledgee and prepared at Borrowers' expense, which is necessary to fully vest title to the Collateral and the Other Collateral or the purchaser(s) of all or part of the Collateral or the Other Collateral pursuant to any sale as provided for in the Obligation Documents.


                                  ARTICLE IV
                          POWERS AND AUTHORIZATIONS

     Section 4.1    Voting, Dividends and Other Payments.

          (a)  So long as there exists no Default hereunder:

               (i) Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms hereof.

               (ii) Pledgor shall be entitled to receive and retain any and all dividends and other distributions paid with respect to the Collateral; provided, that any and all (A) dividends and other distributions (including without limitation dividends and distributions of membership interests) paid or payable other than in cash with respect to, and instruments and other property received, receivable or otherwise distributed with respect to, or in exchange for, any of the Collateral for any reason, including, without limitation, any change in the number or kind of outstanding shares of any securities of Cowboy or any successor to Cowboy by reason of any recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares or other similar corporate event; (B) dividends and other distributions paid or payable in cash with respect to any of the Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus; and (C) cash paid, payable or otherwise distributed with respect to principal of, or in redemption of, or in exchange for any of the Collateral, shall be, and shall be forthwith delivered to Pledgee to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Pledgee, be segregated from the other property or funds of Pledgor, and be forthwith delivered to Pledgee as Collateral in the same form as so received, with any necessary indorsement or assignment.

          (b) Upon the occurrence of a Default hereunder or at any time thereafter:

               (i) All rights of Pledgor (A) to exercise or refrain from exercising the voting and other consensual rights which Pledgor would otherwise be entitled to exercise pursuant to Section 4.1(a)(i), and (B) to receive the dividends and distributions to which Pledgor would otherwise be authorized to receive and retain pursuant to Section 4.1(a)(ii), shall automatically cease, and all such rights shall thereupon become vested in Pledgee which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Collateral such dividends. In furtherance of Pledgee's rights hereunder, Pledgor shall execute an undated letter to Cowboy in the form of Exhibit D attached hereto directing and authorizing Cowboy to make dividends and distributions payable to Pledgor directly to Pledgee pursuant to section 4.4(b) of the LLC Agreement and Pledgor hereby authorizes Pledgee, at any time a Default exists hereunder, to date and to deliver such letter to Cowboy. Pledgor further agrees to promptly notify Pledgee of any change in the name, identity or address of the manager of the Company, and if any Person other than Bruce Decker becomes president of Pledgor, and upon any such change to execute a new letter in the form of Exhibit D hereto reflecting such change.

               (ii) All dividends which are received by Pledgor contrary to the provisions of Section 4.1(b)(i) shall be received in trust for the benefit of Pledgee, shall be segregated from other property and funds of Pledgor and shall be forthwith paid over to Pledgee as Collateral in the same form as so received, with any necessary indorsement or assignment.

     Section 4.2. Power of Attorney. Pledgor hereby irrevocably appoints Pledgee as Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of Pledgor and in the name of Pledgor or otherwise, from time to time in Pledgee's discretion, to take any action and to execute any instrument which Pledgee may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation (a) to receive, endorse and collect all instruments made payable to Pledgor representing any dividend or other distribution with respect to the Collateral or any part thereof and to give full discharge for the same, (b) to file any reports or other filings with the Securities and Exchange Commission or any other governmental authority or regulatory body that may be substituted therefor, to the extent such reports or other filings are required by applicable law in order for Pledgee to exercise its rights under this Agreement or any other Obligation Document, (c) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or with respect to any of the Collateral, (d) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (c) of this Section 4.2,
(e) to file any claims or take any action or institute any proceedings which Pledgee may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Pledgee with respect to any of the Collateral, and (f) to execute and file one or more financing or continuation statements, and amendments thereto, relating to the Collateral. Such appointment is coupled with an interest and shall be irrevocable from the date hereof and so long as any part of the Obligations or the Commitment is outstanding.

     Section 4.3. Performance by Pledgee. If Pledgor fails to perform any agreement or obligation contained herein, Pledgee may itself, at its option and in its sole discretion, perform, or cause performance of, such agreement or obligation, and the expenses of Pledgee incurred in connection therewith shall be payable by Pledgor under Section 7.4; provided, however, that nothing herein shall impose any obligation of any kind whatsoever on Pledgee to perform under any obligation or agreement of Pledgor.


                                  ARTICLE V
                        EVENTS OF DEFAULT AND REMEDIES

     Section 5.1. Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

          (a) Failure of Pledgor to pay any fee or other amount due Pledgee under this Agreement within 10 days after the date that any such payment is due;

          (b) Failure of Pledgor to perform or observe any covenant, agreement, indemnity, condition or provision in this Agreement and such failure shall continue for 30 days after written notice of such failure has been given to Pledgor;

          (c) Any of Pledgor's representations or warranties made in this Agreement or any statement or certificate at any time given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect as of the date made or deemed made; or

          (d) An "Event of Default" as defined in the Financing Agreement shall occur.

     Section 5.2. Remedies. Upon the occurrence of any Event of Default, or at any time thereafter, in addition to all other rights, powers and remedies herein conferred, conferred in the other Obligation Documents or conferred by operation of law, Pledgee may declare the Obligations immediately due, payable and performable, including all principal and interest remaining unpaid on the Notes and all other amounts secured hereby or thereby, all without demand, presentment or notice, all of which are hereby expressly waived; and from time to time in its discretion, without limitation and without notice except as expressly provided below Pledgee may:

          (a) Exercise with respect to the Collateral all the rights and remedies of a secured party on default under the Code (whether or not the Code applies to the affected Collateral);

          (b) Require Pledgor to, and Pledgor hereby agrees that it shall at its expense and upon request of Pledgee forthwith, assemble all or part of the Collateral as directed by Pledgee and make it available to Pledgee at a place to be designated by Pledgee which is reasonably convenient to both parties;

          (c) Reduce its claim to judgment or foreclose or otherwise enforce, in whole or in part, the security interest created hereby by any available judicial procedure;

          (d) Dispose of, at its office, on the premises of Pledgor or elsewhere, all or any part of the Collateral, as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Collateral shall not exhaust Pledgee's power of sale, but sales may be made from time to time, and at any time, until all of the Collateral has been sold or until the obligations have been paid and performed in full), and at any such sale it shall not be necessary to exhibit any of the Collateral;

          (e)  Buy the Collateral, or any portion thereof, at any public sale;

          (f) Buy the Collateral, or any portion thereof, at any private sale if the Collateral is of a type customarily sold in a recognized market or is of a type that is the subject of widely distributed standard price quotations;

          (g) Apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof, and Pledgor hereby consents to any such appointment; and

          (h) At its discretion, retain the Collateral in satisfaction of the Obligations whenever the circumstances are such that Pledgee is entitled to do so under the Code or otherwise.

Pledgor agrees that, to the extent notice of sale shall be required by law, five days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Pledgee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Pledgee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     Section 5.3. Sale of Securities. Pledgor recognizes that Pledgee may be unable to effect a public sale of any or all of the portions of Collateral that constitute securities by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, but may be compelled to resort to one or more private sales thereof to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Pledgee shall be under no obligation to delay a sale of any of such securities for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act or under applicable state securities laws.

     Section 5.4. Application of Proceeds. Upon the occurrence of any Event of Default, or at any time thereafter, Pledgee may in its discretion apply any cash held by Pledgee as Collateral, and any cash proceeds received by Pledgee with respect to any sale of, collection from, or other realization upon all or any part of the Collateral, to any or all of the following in such order as Pledgee may elect:

          (a) To the repayment of the out-of-pocket costs and expenses, including attorneys' fees and legal expenses, incurred by Pledgee in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of Pledgee hereunder; or (iv) the failure of Pledgor to perform or observe any of the provisions hereof;

          (b) To the payment or other satisfaction of any liens and other encumbrances upon any of the Collateral;

          (c) To the reimbursement of Pledgee for the amount of any obligations of Pledgor or any Other Liable Party paid or discharged by Pledgee pursuant to the provisions of this Agreement or the other Obligation Documents, and of any expenses of Pledgee payable by Pledgor hereunder or under the other Obligation Documents;

          (d) To the satisfaction of any other Obligations or any other indebtedness of Pledgor to Pledgee;

          (e)  By holding the same as Collateral;

          (f) To the payment of any other amounts required by applicable law (including without limitation, Section 9-504(1)(c) of the Code or any successor or similar, applicable statutory provision); and

          (g) By delivery to Pledgor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

     Section 5.5. Deficiency. In the event that the proceeds of any sale, collection or realization of or upon the Collateral by Pledgee are insufficient to pay all amounts to which Pledgee is legally entitled, Pledgor shall be liable for the deficiency, together with interest thereon as provided in the governing Obligation Documents or (if no interest is so provided) at such other rate as shall be fixed by applicable law, together with the costs of collection and the fees and expenses of any attorneys employed by Pledgee to collect such deficiency.

     Section 5.6. Non-Judicial Remedies. In granting to Pledgee the power to enforce its rights hereunder without prior judicial process or judicial hearing, Pledgor expressly waives, renounces and knowingly relinquishes any legal right which might otherwise require Pledgee to enforce its rights by judicial process. In so providing for non-judicial remedies, Pledgor recognizes and concedes that such remedies are consistent with the usage of trade, are responsive to commercial necessity, and are the result of a bargain at arm's length. Nothing herein is intended to prevent Pledgee or Pledgor from resorting to judicial process at either party's option.

     Section 5.7. Other Recourse. Pledgor waives any right to require Pledgee to proceed against any other Person, exhaust any Collateral or other security for the Obligations, or to have any Other Liable Party joined with Pledgor in any suit arising out of the Obligations or this Agreement, or pursue any other remedy in Pledgee's power. Pledgor further waives any and all notice of acceptance of this Agreement and of the creation, modification, rearrangement, renewal or extension for any period of any of the Obligations of any Other Liable Party from time to time. Pledgor further waives any defense arising by reason of any disability or other defense of any Other Liable Party or by reason of the cessation from any cause whatsoever of the liability of any other Liable Party. Until all of the Obligations shall have been paid in full and the Commitment has terminated or expired, Pledgor shall have no right to subrogation and Pledgor waives the right to enforce any remedy which Pledgee has or may hereafter have against any Other Liable Party, and waives any benefit of and any right to participate in any other security whatsoever now or hereafter held by Pledgee. No action which Pledgee may take or omit to take in connection with any of the Obligation Documents or any of the Obligations shall release or diminish Pledgor's obligations, liabilities, duties or agreements hereunder, including without limitation, from time to time: (a) taking or holding any other property of any type from any other Person as security for the obligations, and exchanging, enforcing, waiving and releasing any or all of such other property, (b) applying the Collateral or such other property and directing the order or manner of sale thereof as Pledgee may in its discretion determine which is not inconsistent with the Obligation Documents, (c) renewing, extending for any period, accelerating, modifying, compromising, settling or releasing any of the obligations of any Other Liable Party with respect to any or all of the obligations or other security for the obligations, (d) waive, enforce, modify, amend or supplement any of the provisions of any Obligation Document with any Person other than Pledgor, and (e) release or substitute any Other Liable Party.

     Section 5.8. Remedies Not Exclusive. All rights, powers and remedies herein conferred are cumulative, and not exclusive, of (a) any and all other rights and remedies herein conferred or provided for, (b) any and all other rights, powers and remedies conferred or provided for in the Obligation Documents, and (c) any and all rights, powers and remedies conferred, provided for or existing at law or in equity, and Pledgee shall, in addition to the rights, powers and remedies herein conferred or provided for, be entitled to avail itself of all such other rights, powers and remedies as may now or hereafter exist at law or in equity for the collection of and enforcement of the Obligations and the enforcement of the warranties, representations, covenants, indemnities and other agreements contained in this Agreement and the Obligation Documents. Each and every such right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Pledgee and the exercise of any such right, power or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by Pledgee or other person in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

                                  ARTICLE VI
                           ENVIRONMENTAL INDEMNITY


Pledgor agrees to indemnify, defend, and hold harmless Pledgee, its affiliates and related parties, and their respective directors, officers, shareholders, partners, members, employees, consultants and agents (individually, an "Indemnified Party," and collectively, "Indemnified Parties") from and against, and shall reimburse and pay Indemnified Parties with respect to, any and all claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs and expenses (including without limitation attorneys' fees, court costs and legal expenses and consultant's and expert's fees and expenses) of any and every kind or character, known or unknown, fixed or contingent, that may be imposed upon, asserted against, or incurred or paid by or on behalf of any Indemnified Party on account of, in connection with, or arising out of (a) the breach of any representation or warranty of Pledgor relating to Environmental Laws or Hazardous Materials or any matter that would, but for the disclosure of such matter to Pledgee in writing in accordance with
Section 3.1(j), constitute or give rise to the breach of any representation or warranty of Pledgor relating to Environmental Laws or Hazardous Materials,
(b) the failure of Borrowers to perform any agreement, covenant or obligation required to be performed by Borrowers relating to Environmental Laws or Hazardous Materials, (c) any act or omission by Cowboy or Crown with respect to any of the Cowboy Properties that, if taken or omitted by Pledgor or Cowboy with respect to any of the Cowboy/Foreland Properties, would constitute a failure of Pledgor to perform any agreement, covenant or obligation of Pledgor under
Section 3.2(q), (d) any violation of or failure to comply with any Environmental Law now existing or hereafter occurring, (e) the removal of Hazardous Materials from the Cowboy Properties or the Other Collateral (or if removal is prohibited by law, the taking of whatever action is required by law), (f) any act, omission, event or circumstance existing or occurring or resulting from or in connection with the ownership, construction, occupancy, operation, use or maintenance of the Cowboy Properties or the Other Collateral, regardless of whether the act, omission, event or circumstance constituted a violation of or failure to comply with any Environmental Law at the time of its existence or occurrence, and (g) any and all claims or proceedings (whether brought by private party or governmental agency) for bodily injury, property damage, abatement or remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any Hazardous Material located upon or migrating into, on, from or through the Cowboy Properties or the Other Collateral (whether or not any or all of the foregoing was caused by Cowboy, Borrowers, a prior owner of the Cowboy Properties or the Other Collateral, an operator or prior operator of the Cowboy Properties or the Other Collateral, their respective tenants or subtenants, or any third party and whether or not the alleged liability is attributable to the handling, storage, use, treatment, processing, distribution, manufacture, generation, discharge, transportation or disposal of such Hazardous Material or the mere presence of such Hazardous Material on the Cowboy Properties or the Other Collateral). Without limiting the generality of the foregoing, it is the intention of Pledgor and Pledgor agrees that the foregoing indemnities shall apply to each Indemnified Party with respect to claims, demands, liabilities, losses, damages (including without limitation actual, consequential, exemplary and punitive damages), causes of action, judgments, penalties, fees, costs, court costs and legal expenses and consultant's and expert's fees and expenses, of any kind or character, known or unknown, fixed or contingent, that in whole or in part are caused by or arise out of the negligence of such Indemnified Party; however, such indemnities shall not apply to any Indemnified Party to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such Indemnified Party. Any amount to be paid hereunder by Pledgor to Pledgee or for which Pledgor has indemnified an Indemnified Party shall be a demand obligation owing by Pledgor to Pledgee and shall bear interest at the Default Rate until paid, and shall constitute a part of the Obligations and shall be indebtedness secured and evidenced by this Agreement. The foregoing agreements shall be perpetual and shall survive the payment or satisfaction of the Obligations and the release of this Agreement and the foreclosure or other termination of the liens and security interests created by this Agreement.

                                 ARTICLE VII
                                MISCELLANEOUS

     Section 7.1. Notices. Any notice or communication required or permitted hereunder shall be given as provided in the Financing Agreement.

     Section 7.2. Entire Agreement. This Agreement (including the Exhibits hereto) and the Obligation Documents constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

     Section 7.3. Indemnity. Pledgor agrees to indemnify, defend and hold harmless Pledgee, upon request, from and against any and all claims, losses and liabilities (whether or not caused by Pledgee's negligence) growing out of or resulting from this Agreement (including without limitation, enforcement of this Agreement); provided, however, that Pledgor shall not be required to indemnify Pledgee for that portion of any such claims, losses or liabilities which are proximately caused by Pledgee's gross negligence or willful misconduct. If any Person (including, without limitation, any Related Person) ever alleges such gross negligence or willful misconduct by Pledgee, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct.

     Section 7.4. Costs and Expenses. Pledgor shall upon demand pay to Pledgee the amount of any and all costs and expenses, including the fees and disbursements of Pledgee's counsel and of any experts and agents, which Pledgee may incur in connection with (a) the transactions which give rise to this Agreement, (b) the preparation of this Agreement and the perfection and preservation of the security interest created under this Agreement, (c) the administration of this Agreement, (d) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (e) the exercise or enforcement of any of the rights of Pledgee hereunder, or (f) the failure by Pledgor to perform or observe any of the provisions hereof, except expenses resulting from Pledgee's gross negligence or willful misconduct.

     Section 7.5. Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Pledgor and Pledgee, and no waiver of any provision of this Agreement, and no consent to any departure by Pledgor therefrom, shall be effective unless it is in writing and signed by Pledgee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given and to the extent specified in such writing.

     Section 7.6. Preservation of Rights. No failure on the part of Pledgee to exercise, and no delay in exercising, any right hereunder or under any other Obligation Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. Neither the execution nor the delivery of this Agreement shall in any manner impair or affect any other security for the Obligations. The rights of Pledgee under any Obligation Document against any party thereto are not conditional or contingent on any attempt by Pledgee to exercise any of its rights under any other Obligation Document against such party or against any other Person.

     Section 7.7. Unenforceability. All rights, powers and remedies hereunder conferred shall be exercisable by Pledgee only to the extent not prohibited by applicable law; and all waivers or relinquishments of rights and similar matters shall only be effective to the extent such waiver or relinquishments are not prohibited by applicable law. If any provision of this Agreement or of any of the Obligation Documents is invalid or unenforceable in any jurisdiction, such provision shall be fully and severable from this Agreement and the other provisions hereof and the Obligation Documents shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of Pledgee in order to carry out the provisions and intent hereof. The invalidity of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.

     Section 7.8. Survival of Agreements. All representations and warranties of Pledgor herein, and all covenants and agreements herein shall survive the execution and delivery of this Agreement, the execution and delivery of the other Obligation Documents and the creation of the Obligations.

     Section 7.9. Other Liable Party. Neither this Agreement nor the exercise by Pledgee or the failure of Pledgee to exercise any right, power or remedy conferred herein or by law shall be construed as relieving any Other Liable Party from liability on the Obligations or any deficiency thereon. This Agreement shall continue irrespective of the fact that the liability of any Other Liable Party may have ceased or irrespective of the validity or enforceability of any other Obligation Document to which Pledgor or any Other Liable Party may be a party, and notwithstanding the reorganization, death, incapacity or bankruptcy of any Other Liable Party, and notwithstanding the reorganization or bankruptcy or other event or proceeding affecting any Other Liable Party.

     Section 7.10. Binding Effect and Assignment. This Agreement creates a continuing security interest in the Collateral and (a) shall be binding on Pledgor and its successors and permitted assigns, and (b) shall inure, together with all rights and remedies of Pledgee hereunder, to the benefit of Pledgee and its successors, transferees and assigns. Without limiting the generality of the foregoing, Pledgee may assign or otherwise transfer its rights under any Obligation Document to any other Person, and such other Person shall thereupon become vested with all of the benefits with respect thereto granted to Pledgee, herein or otherwise. None of the rights or obligations of Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of Pledgee.

     Section 7.11. Termination. It is contemplated by the parties hereto that there may be times when no Obligations are outstanding, but notwithstanding such occurrences, this Agreement shall remain valid and shall be in full force and effect as to subsequent outstanding obligations. Upon the satisfaction in full of the Obligations, upon the termination or expiration of the Commitment and any other commitment of Pledgee to extend credit to Pledgor, and upon written request delivered by Pledgor to Pledgee, the security interest created by this Agreement shall terminate and all rights to the Collateral shall revert to Pledgor. Upon such event, Pledgee shall, upon Pledgor's request and at Pledgor's expense (a) return to Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (b) execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination. The termination of the security interests created by this Agreement, shall not terminate or otherwise affect Pledgee's right or ability to exercise any right, power or remedy on account of any claim for breach of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission.

     Section 7.12. Financing Statement. This Agreement shall be deemed to be and may be enforced from time to time as an assignment, contract, financing statement, pledge agreement or security agreement, and from time to time as one or more thereof is appropriate under applicable state law. A carbon, photographic or other reproduction of this Agreement or of any financing statement in connection herewith shall be sufficient as a financing statement for any and all purposes and may be filed in any jurisdiction Pledgee may deem appropriate.

     Section 7.13. Rate of Interest. All interest required hereunder and under the Obligations shall be calculated on the basis of a year of 360 days.

     Section 7.14. Execution in Counterparts. This Agreement may be executed in one or more original counterparts. Each counterpart shall be deemed to be an original for all purposes, and all counterparts shall together constitute but one and the same instrument.

     Section 7.15. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC.  PLEDGOR HEREBY:
(A) KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS AND INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS OR ANY TRANSACTION PROVIDED FOR THEREIN OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND
(D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE NOTES, THE FINANCING AGREEMENT AND ANY OTHER DOCUMENTS AND INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS AND THE TRANSACTIONS PROVIDED FOR HEREIN AND THEREIN, BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION.

     Section 7.16. USURY SAVINGS. IT IS THE INTENTION OF THE PARTIES HERETO TO COMPLY WITH ALL APPLICABLE USURY LAWS; ACCORDINGLY, IT IS AGREED THAT NOTWITHSTANDING ANY PROVISIONS TO THE CONTRARY IN THIS INSTRUMENT, THE NOTES, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR OTHERWISE RELATING TO THE OBLIGATIONS, IN NO EVENT SHALL SUCH DOCUMENTS OR INSTRUMENTS REQUIRE THE PAYMENT OR PERMIT THE COLLECTION OF INTEREST (WHICH TERM, FOR PURPOSES HEREOF, SHALL INCLUDE ANY AMOUNT WHICH, UNDER APPLICABLE LAW, IS DEEMED TO BE INTEREST, WHETHER OR NOT SUCH AMOUNT IS CHARACTERIZED BY THE PARTIES AS INTEREST) IN EXCESS OF THE MAXIMUM AMOUNT PERMITTED BY SUCH LAWS. IF ANY EXCESS INTEREST IS UNINTENTIONALLY CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THE TERMS OF THIS INSTRUMENT, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS, OR IN THE EVENT THE MATURITY OF THE INDEBTEDNESS EVIDENCED BY THE NOTES IS ACCELERATED IN WHOLE OR IN PART, OR IN THE EVENT THAT ALL OR PART OF THE PRINCIPAL OR INTEREST OF THE NOTES SHALL BE PREPAID, SO THAT THE AMOUNT OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE AMOUNT OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THIS INSTRUMENT, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS, ON THE AMOUNT OF PRINCIPAL ACTUALLY OUTSTANDING FROM TIME TO TIME UNDER THE NOTES SHALL EXCEED THE MAXIMUM AMOUNT OF INTEREST PERMITTED BY THE APPLICABLE USURY LAWS, THEN IN ANY SUCH EVENT (A) THE PROVISIONS OF THIS SECTION SHALL GOVERN AND CONTROL,
(B) NEITHER PLEDGOR OR THE OTHER BORROWERS NOR ANY OTHER PERSON OR ENTITY NOW OR HEREAFTER LIABLE FOR THE PAYMENT THEREOF, SHALL BE OBLIGATED TO PAY THE AMOUNT OF SUCH INTEREST TO THE EXTENT THAT IT IS IN EXCESS OF THE MAXIMUM AMOUNT OF INTEREST PERMITTED BY SUCH APPLICABLE USURY LAWS, (C) ANY SUCH EXCESS WHICH MAY HAVE BEEN COLLECTED SHALL BE EITHER APPLIED AS A CREDIT AGAINST THE THEN UNPAID PRINCIPAL AMOUNT THEREOF OR REFUNDED TO BORROWERS AT PLEDGEE'S OPTION, AND (D) THE EFFECTIVE RATE OF INTEREST SHALL BE AUTOMATICALLY REDUCED TO THE MAXIMUM LAWFUL RATE OF INTEREST ALLOWED UNDER THE APPLICABLE USURY LAWS AS NOW OR HEREAFTER CONSTRUED BY THE COURTS HAVING JURISDICTION THEREOF. IT IS FURTHER AGREED THAT WITHOUT LIMITATION OF THE FOREGOING, ALL CALCULATIONS OF THE RATE OF INTEREST CONTRACTED FOR, CHARGED OR RECEIVED UNDER THE NOTES OR UNDER THIS AGREEMENT, THE FINANCING AGREEMENT OR ANY OTHER DOCUMENTS OR INSTRUMENTS EVIDENCING, SECURING OR RELATING TO THE OBLIGATIONS WHICH ARE MADE FOR THE PURPOSE OF DETERMINING WHETHER SUCH RATE EXCEEDS THE MAXIMUM LAWFUL RATE OF INTEREST, SHALL BE MADE, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAWS, BY AMORTIZING, PRORATING, ALLOCATING AND SPREADING IN EQUAL PARTS DURING THE PERIOD OF THE FULL STATED TERM OF THE OBLIGATIONS EVIDENCED THEREBY, ALL INTEREST AT ANY TIME CONTRACTED FOR, CHARGED OR RECEIVED FROM BORROWERS OR OTHERWISE BY PLEDGEE IN CONNECTION WITH THE OBLIGATIONS.

     Section 7.17. GOVERNING LAW. THIS INSTRUMENT AND ALL MATTERS ARISING UNDER OR GROWING OUT HEREOF SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS, AND THE LAWS OF THE UNITED STATES OF AMERICA, EXCEPT TO THE EXTENT THAT PROCEDURAL AND SUBSTANTIVE MATTERS RELATING ONLY TO THE VALIDITY, CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS, SECURITY INTERESTS AND OTHER RIGHTS AND REMEDIES OF THIS AGREEMENT GRANTED HEREIN ARE PURSUANT TO APPLICABLE LAW GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE COMMONWEALTH OF MASSACHUSETTS. EXCEPT AS TO THE VALIDITY, CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED HEREBY, PLEDGOR AND PLEDGEE AGREE THAT THE TRANSACTIONS PROVIDED FOR HEREIN BEAR A REASONABLE RELATIONSHIP TO THE COMMONWEALTH OF MASSACHUSETTS AND THAT THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS GOVERNS (A) ISSUES RELATING TO THE TRANSACTIONS PROVIDED FOR HEREIN, INCLUDING THE VALIDITY AND ENFORCEABILITY OF AN AGREEMENT RELATING TO SUCH TRANSACTIONS OR A PROVISION OF AN AGREEMENT, AND
(B) THE INTERPRETATION OR CONSTRUCTION OF AN AGREEMENT RELATING TO SUCH TRANSACTIONS OR A PROVISION OF AN AGREEMENT.


     This Agreement is executed and delivered as of the date first above written.

                              PLEDGOR:

                              FORELAND ASPHALT CORPORATION, a
                                 Utah corporation


                                By:/s/ Bruce C. Decker
                                Title:  President
                              Taxpayer I.D. No. 84-1669800

                              PLEDGEE:

                              ENERGY INCOME FUND, L.P., a
                                 Delaware limited partnership

                              By:  EIF GENERAL PARTNER, L.L.C., a
                                     Delaware limited liability company, its
                                         General Partner

                                  By: Robert D. Gershen, a Managing Director

                              Taxpayer I.D. No. 04-3309082